EXHIBIT 99.1

Voyager Oil & Gas, Inc. Closes $50 Million Private Placement

BILLINGS, Montana, February 8, 2011—Voyager Oil & Gas, Inc. (OTCBB: VYOG) (“Voyager” or the “Company”) today announced that it has closed on its previously announced private placement of 12,500,000 units at a price of $4.00 per unit for gross proceeds of $50 million.  Each unit will consist of one common share and one-half warrant to purchase one common share. The warrants, which represent the right to acquire up to an aggregate of 6,250,000 common shares, will be exercisable within the 5-year anniversary of the closing date of the private placement.  The warrant exercise price of $7.10 per share is 150% of the volume weighted average price of the Company’s common shares on the OTCBB for the five days ended January 31, 2011.  Canaccord Genuity Inc. acted as the lead placement agent for the offering.  Rodman & Renshaw, LLC, Dougherty & Company, LLC, C. K. Cooper & Company, Inc., Wunderlich Securities, Inc., Global Hunter Securities, LLC, and Feltl and Company acted as co-placement agents for the offering.

Voyager intends to use the net proceeds from the offering to continue pursuing acreage acquisition opportunities, fund their accelerated drilling program, and for working capital purposes.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Voyager has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the shares of common stock to be issued in this private placement as well as the common stock underlying the warrants issued in this private placement.

This release does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state. Any offering of the securities under the resale registration statement will only be by means of a prospectus.

About Voyager Oil & Gas

Voyager Oil & Gas, Inc. is an exploration and production company based in Billings, Montana. Voyager’s primary focus is oil shale resource prospects in the continental United States. Voyager currently controls approximately 138,000 net acres in the following five primary prospect areas:

•                  24,000 core net acres targeting the Bakken/Three Forks in North Dakota and Montana;

•                  14,200 net acres targeting the Niobrara formation in Colorado and Wyoming;

•                  800 net acres targeting a specific Red River prospect in Montana;

•                  33,500 net acres in a joint venture targeting the Heath Shale formation in Musselshell, Petroleum, Garfield and Fergus Counties of Montana; and

•                  65,000 net acres in a joint venture in the Tiger Ridge gas field in Blaine, Hill and Chouteau Counties of Montana.

For additional information on Voyager Oil & Gas visit the Company’s new website at: http://www.voyageroil.com/

SAFE HARBOR

This press release contains forward-looking statements regarding future events and our future results. All statements other than statements of historical facts included in this report, such as statements regarding Voyager’s expectations regarding the use of proceeds from the private placement are forward-looking statements. Forward-looking statements are based on our current expectations and assumptions about future events and involve inherent risks and uncertainties. Important factors (many of which are beyond our control) could cause actual results to differ materially from those set forth in the forward-looking statements, including those described in our public filings with the Securities and Exchange Commission. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. Voyager undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in Voyager’s expectations.

CONTACT:	The WSR Group
Investor Relations Contact:
Gerald Kieft
772-219-7525
http://www.wallstreetresources.net/voyager.asp